Exhibit 10.3

SUBLICENSE AGREEMENT

This SUBLICENSE AGREEMENT (this "Agreement") is effective as of December 1, 2015 (the "Effective Date") by and between Integrity Trust Company, LLC, a Colorado limited liability company (the "Licensor") and Integrity Capital Income Fund, Inc., a Colorado corporation (the "Licensee") (each a "party," and collectively, the "parties").

RECITALS

WHEREAS, Licensor is a licensee of the trademark "Integrity Bank & Trust," and related logo, evidenced by Assigned Serial Nos. 2876685 and 2876686 (the "Licensed Mark") for the United States (the "Territory") pursuant to a License Agreement between the Owner and the Licensor dated as of the date hereof (the "Master License").

WHEREAS, Integrity Bank & Trust, a Colorado corporation (the "Owner", the owner of the Licensed Mark) intends to apply for additional marks in connection with financial and investment services in the field of securities, private equity and debt financing, portfolio and fund management; investment products including open- and closed-end investment funds, all of which will relate to and be included in the definition of "Licensed Mark" for all purposes under this Agreement.

WHEREAS, the Licensor is an investment adviser that is exempt from registration under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Licensee is a business development company registered under the Investment Company Act of 1940.

WHEREAS, pursuant to the Investment Advisory and Administrative Services Agreement, effective August 29, 2014, by and between the Owner and the Licensee, which has been assigned by the Owner to the Licensor (the "Advisory Agreement"), the Licensee has engaged the Licensor to act as the investment adviser to the Licensee and to provide certain administrative services to the Licensee necessary for it to operate.

WHEREAS, the Licensee desires to use the Licensed Mark in connection with the operation of its business, and the Licensor is willing to permit the Licensee to use the Licensed Mark, and the Owner has consented to such use, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
LICENSE GRANT TO THE LICENSEE

1.1            License.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and the Licensee hereby accepts from Licensor, a non-exclusive, royalty-free right and sublicense to use the Licensed Mark or part thereof (meaning, "Integrity" or "Integrity Bank") solely and exclusively as an element of the Licensee's own company name and trademark in connection with the business operations of the Licensee.  Except as provided above, neither the Licensee nor any affiliate, owner, director, officer, employee, or agent thereof shall otherwise use the Licensed Mark or any derivative thereof without the prior express written consent of the Licensor in its sole and absolute discretion.  All rights not expressly granted to the Licensee hereunder shall remain the exclusive property of Licensor.

1.2             Licensor's Use.  Nothing in this Agreement shall preclude Licensor or any of its respective successors or assigns from using or permitting other entities to use the Licensed Mark whether or not such entity directly or indirectly competes or conflicts with the Licensee's business in any manner.

ARTICLE 2
OWNERSHIP

2.1            Ownership.  The Licensee acknowledges and agrees that Owner is the owner of all right, title, and interest in and to the Licensed Mark, and all such right, title, and interest shall remain with the Owner.  The Licensee shall not otherwise contest, dispute, or challenge Owner's right, title, and interest in and to the Licensed Mark.

2.2            Goodwill.  All goodwill and reputation generated by Licensee's use of the Licensed Mark shall inure to the benefit of Owner.  The Licensee shall not by any act or omission use the Licensed Mark in any manner that disparages or reflects adversely on Owner, Licensor or their business or reputation.  Except as expressly provided herein, no party may use any trademark or service mark of another party without that party's prior written consent, which consent shall be given in that party's sole discretion.

ARTICLE 3
COMPLIANCE

3.1            Quality Control.  In order to preserve the inherent value of the Licensed Mark, the Licensee agrees to use reasonable efforts to ensure that it maintains the quality of the Licensee's business and the operation thereof equal to the standards prevailing in the operation of the Owner's and Licensor's  businesses as such operations may change from time to time.  The Licensee further agrees to use the Licensed Mark in accordance with such quality standards as may be reasonably established by Licensor and communicated to the Licensee from time to time in writing, or as may be agreed to by the parties from time to time in writing.  The Licensee acknowledges that the Licensor retains the right to inspect the books and records of the Licensee from time to time to determine whether the Licensee is maintaining such quality standards.

3.2            Compliance With Laws.  The Licensee agrees that the business operated by it in connection with the Licensed Mark shall comply with all laws, rules, regulations and requirements of any governmental body in the Territory or elsewhere as may be applicable to the operation, advertising and promotion of the business, and that it shall notify Licensor of any action that must be taken by the Licensee to comply with such law, rules, regulations or requirements.

3.3            Sample Right.  The Licensor shall have the right to receive, upon request made to the Licensee, samples of each use of the Licensed Mark by the Licensee.

3.4            Notification of Infringement.  The Licensee shall immediately notify the Licensor and provide to the Licensor all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with the Licensed Mark, and (ii) any infringements, imitations, or illegal use or misuse of the Licensed Mark in the Territory.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1            Mutual Representations.  Each party hereby represents and warrants to the other parties as follows:

(a)            Due Authorization.  Such party is a corporation or limited liability company, as applicable, duly organized and in good standing in the jurisdiction or its incorporation as of the Effective Date, and the execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary action on the part of such party.

(b)            Due Execution.  This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c)            No Conflict.  Such party's execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the articles or by-laws (or similar organizational documents) of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

4.2            Licensee Representation.  Licensee represents and warrants to Licensor that it is aware there are numerous federally registered trademarks that are similar to the Licensed Mark and that Licensee and Licensor may have limited ability to prevail on a third party's claim of infringement of the Licensed Mark or protect themselves in the event a third party's mark is infringing on the Licensed Mark.  Licensee assumes such risk.

ARTICLE 5
TERM AND TERMINATION

5.1            Term.  This Agreement shall expire:  (i) upon expiration or termination of the Advisory Agreement; (ii) if the Licensor ceases to serve as investment adviser to the Licensee; (iii) upon any material breach of the Agreement by the Licensee that is not cured within 15 days; (iv) upon sixty (60) days' written notice of termination by the Licensor or the Licensee to the other party; or (v) upon termination of the Master License Agreement.

5.2            Upon Termination.  Upon expiration or termination of this Agreement pursuant to Paragraph 5.1 above, all rights granted to the Licensee under this Agreement with respect to the Licensed Mark shall cease, and the Licensee shall immediately discontinue use of the Licensed Mark; provided, however, that notwithstanding the foregoing, so long as the Licensee promptly makes all reasonable efforts to change its name, and in fact does change its name within six months of termination of this Agreement so as not to include the Licensed Mark or any part thereof, the continued use of the Licensed Mark or part thereof by the Licensee as part of its own company name during such six month period shall not constitute a breach of this Agreement.

ARTICLE 6
MISCELLANEOUS

6.1            Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties.  No assignment by any party permitted hereunder shall relieve the applicable party of its obligations under this Agreement.  Any assignment by a party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party's rights and obligations hereunder.

6.2            Independent Contractor.  Except as expressly provided or authorized in the Advisory Agreement, no party shall have, or shall represent that it has, any power, right or authority to bind the other parties to any obligation or liability, or to assume or create any obligation or liability on behalf of the other parties.

6.3            Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, by electronic mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to the Licensor:

Integrity Trust Company, LLC
13540 Meadowgrass Drive, Suite 100
Colorado Springs, Colorado 80921
Phone:  (719) 955-4801
Attn:  Randall Rush, Manager

If to the Licensee:

Integrity Capital Income Fund, Inc.
13540 Meadowgrass Drive, Suite 100
Colorado Springs, Colorado 80921
Phone:  (719) 955-4801
Attn:  Eric Davis, President

6.4            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado applicable to contracts formed and to be performed entirely within the State of Colorado without giving effect to the conflicts of law principles thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.  The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of Colorado and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.5            Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

6.6            No Waiver.  The failure of any party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.8           Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9            Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

6.10          Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to such subject matter.

6.11          Third-Party Beneficiaries.  Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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             IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:

INTEGRITY TRUST COMPANY, LLC

By:  /s/ Randall Rush
Name:  Randall Rush
Title:  Manager

LICENSEE:

INTEGRITY CAPITAL INCOME FUND, INC.

By:  /s/ Eric Davis
Name:  Eric Davis
Title:  President

CONSENT OF OWNER:

Integrity Bank & Trust hereby consents to this sublicense of the Licensed Mark

INTEGRITY BANK & TRUST

By:  /s/ Randall Rush
Name:  Randall Rush
Title:  Chairman